Exhibit 99.1

Modular Medical Announces Proposed Public Offering

SAN DIEGO, CA/ACCESSWIRE/ November 21, 2024 -- Modular Medical, Inc. (Nasdaq: MODD) (“Modular Medical”), an insulin delivery technology company with the first FDA-cleared patch pump designed specifically to target all adult “almost-pumpers” with its user-friendly and affordable design, today announced that it has commenced an underwritten public offering (the “offering”) of shares of its common stock (or pre-funded warrants to purchase shares of its common stock in lieu thereof). Modular Medical also has granted the underwriter a 30-day option to purchase up to an additional 15% of the aggregate number of shares of its common stock (or pre-funded warrants) sold in the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. All shares of common stock and pre-funded warrants to be sold in the proposed offering will be sold by Modular Medical.

Titan Partners Group, a division of American Capital Partners, is acting as sole bookrunner for the proposed offering.

The offering is being made pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-264193) previously filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2022, as amended on April 15, 2022, and declared effective by the SEC on April 19, 2022. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC. Electronic copies of the preliminary prospectus and, when available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 29th Floor, New York, New York 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Modular Medical

Modular Medical, Inc. (Nasdaq: MODD) is a development-stage medical device company that intends to launch the next generation of insulin delivery technology. Using its patented technologies, the company seeks to eliminate the tradeoff between complexity and efficacy, thereby making top quality insulin delivery both affordable and simple to learn. Its mission is to improve access to the highest standard of glycemic control for people with diabetes taking it beyond “superusers” and providing “diabetes care for the rest of us.”

Modular Medical was founded by Paul DiPerna, a seasoned medical device professional and microfluidics engineer. Prior to founding Modular Medical, Mr. DiPerna was the founder (in 2005) of Tandem Diabetes and invented and designed its t:slim insulin pump. More information is available at https://modular-medical.com.

All trademarks mentioned herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statements contained in this press release, including whether or when the offering may be completed, as well as other risk factors and business considerations described in Modular Medical’s SEC filings, including its annual report on Form 10-K. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. In addition, any forward-looking statements included in this press release represent Modular Medical’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. Modular Medical assumes no obligation to update these forward-looking statements, except as required by law.

Contact Information

Jeb Besser

Chief Executive Officer

Modular Medical, Inc.

+1 (617) 399-1741

IR@modular-medical.com